UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 3, 2005, Biolase Technology, Inc. (the “Company”) entered into a License Agreement with SurgiLight, Inc., a Florida corporation (the “License Agreement”). The Company issued a press release announcing its entry into the License Agreement on February 23, 2005. A copy of the press release is attached hereto as Exhibit 99.1. Pursuant to the terms of the License Agreement, SurgiLight granted to the Company certain licenses with respect to patents owned or licensed by SurgiLight in the field of presbyopia and ophthalmology (collectively, the “IP”). Upon signing of the License Agreement, the Company paid to certain third parties, on behalf of SurgiLight, an aggregate of $250,000. Under the License Agreement, the Company’s license to the IP would have expired in the event that the Company did not make an additional payment to SurgiLight of $1,550,000. On March 14, 2005, the Company made the additional payment to SurgiLight, as provided by the License Agreement, thus extending the license rights of the Company to the IP as provided in the License Agreement. Under the License Agreement, the Company will be obligated to make an aggregate of $200,000 in additional payments over the next several years, and to pay certain royalties with respect to sales of the Company’s products that utilize the IP.

A copy of the License Agreement is attached to this Form 8-K as Exhibit 2.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
2.1	License Agreement dated as of February 3, 2005 by and among SurgiLight, Inc. and Biolase Technology, Inc.

Confidential treatment has been requested for certain portions of the License Agreement

99.1	Press Release dated February 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 18, 2005	BIOLASE TECHNOLOGY, INC.

	By:	/s/ JOHN HOHENER
John Hohener
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit	Description
2.1	License Agreement dated as of February 3, 2005 by and among SurgiLight, Inc. and Biolase Technology, Inc.

Confidential treatment has been requested for certain portions of the License Agreement

99.1	Press Release dated February 23, 2005.